Remitly Reports Record Third Quarter Results and Raises Full Year 2026 Outlook
Send volume up 25% and revenue up 22% year over year
Net income of $67.6 million up 665% year over year
Adjusted EBITDA of $120.8 million up 97% year over year
Board of directors increases share repurchase authorization from $200 million to $500 million

SEATTLE, WA / November 4, 2026 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a trusted provider of financial services that transcend borders, reported results for the third quarter ended September 30, 2026.
“We delivered another excellent quarter, with record revenue and a more than seven-fold year over year increase in net income,” said Sebastian Gunningham, Chief Executive Officer. “These results show the expanding value of our global network, which has connected the financial lives of more than 50 million senders and recipients over the past year. We’re evolving from a remittance company into a global financial services provider for people and businesses whose money crosses borders. We are shipping new features and products faster than ever, and the productivity tailwinds from AI give us the capacity to invest and capture share in the large and diverse global money movement market.”
Third Quarter 2026 Highlights and Key Operating Data
(All comparisons relative to the third quarter of 2025)
•Active customers increased to 10.3 million, compared to 8.9 million, up 17%.
•Send volume increased to $24.4 billion, compared to $19.5 billion, up 25%.
•Revenue totaled $509.8 million, compared to $419.5 million, up 22%.
•Net income was $67.6 million, compared to $8.8 million, up 665%.
•Adjusted EBITDA was $120.8 million, compared to $61.2 million, up 97%.
2026 Financial Outlook
For fiscal year 2026, Remitly currently expects:
•Total revenue in the range of $1.989 billion to $1.991 billion, representing a growth rate of 22% year over year.
•Year over year growth in net income, and Adjusted EBITDA in the range of $441 million to $443 million.
For the fourth quarter of 2026, Remitly currently expects:
•Total revenue in the range of $531 million to $533 million, representing a growth rate of 20% to 21% year over year.
•Year over year growth in net income, and Adjusted EBITDA in the range of $104 million to $106 million.
Share Repurchase Program
Remitly announced today that its board of directors has approved an increase in the aggregate authorization of its share repurchase program by $300 million, from $200 million to $500 million. The share repurchase program does not expire and may be suspended, discontinued, or modified at any time without notice at Remitly’s discretion. The share repurchase program does not obligate Remitly to acquire any amount of common stock.

Reconciliation of GAAP to Non-GAAP Financial Measures
A reconciliation of accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income or to forecasted GAAP income before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes, stock-based compensation expense, and payroll taxes related to stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.
Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included within the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern Time on Wednesday, November 4, 2026, to discuss its third quarter 2026 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com. A webcast replay will be available on our website at https://ir.remitly.com following the live event.
We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD (Fair Disclosure).
Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA, non-GAAP operating expenses, transaction margin dollars, transaction margin, and free cash flow, have not been prepared in accordance with GAAP.
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of its recurring core operating results and business outlook.
Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with our financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
We calculate Adjusted EBITDA as net income adjusted by (i) interest (income) expense, net; (ii) (benefit from) provision for income taxes; (iii) noncash charges of depreciation and amortization; (iv) other (income) expense, net; (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; (vi) noncash stock-based compensation expense, net; (vii) payroll taxes related to stock-based compensation expense, net; and (viii) certain restructuring and other costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net; (ii) payroll taxes related to stock-based compensation expense, net; (iii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; as well as (iv) certain restructuring and other costs. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. We believe that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors.
We calculate transaction margin dollars as income from operations, excluding expenses related to (i) customer support and operations; (ii) marketing; (iii) technology and development; (iv) general and administrative; and (v) depreciation and amortization. Transaction margin dollars can also be calculated as revenue less transaction expenses. We calculate transaction margin as transaction margin dollars divided by revenue. Transaction margin dollars and transaction margin are non-GAAP financial measures that management uses to evaluate the economic returns generated by the company's platform. We believe that transaction margin dollars and transaction margin provide useful information in understanding and evaluating our financial results.
We calculate free cash flow as net cash provided by operating activities, adjusted for capitalized expenditures that include purchases of property and equipment and capitalized internal-use software. Free cash flow is a key measure used by our management to understand the strength of our liquidity and available cash, and we believe that the presentation of this measure is useful because we are focused on growing our free cash flow generation over time. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the period.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding future events or our future results of operations and financial position, including our fiscal year and fourth quarter 2026 financial outlook, including forecasted fiscal year and fourth quarter 2026 revenue, net income, and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, our growth, our position and potential opportunities, and our objectives for future operations. The words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our expectations regarding our revenue, expenses, and other operating results; our ability to acquire new customers and successfully retain existing customers; our ability to continue to develop new products and services in a timely manner; our ability to sustain our profitability; our ability to maintain and expand our strategic relationships with third parties; our business plan and our ability to effectively manage our growth; anticipated trends, growth rates, and challenges in our business and in the market segments in which we operate; our ability to effectively integrate and leverage artificial intelligence and machine learning technologies; our ability to attract, integrate, and retain qualified employees, including key members of our management team; uncertainties regarding the impact of geopolitical and macroeconomic conditions, including currency fluctuations, inflation, regulatory changes (including as may be related to immigration, fiscal and tax policy, foreign trade, or foreign investment), regional and global conflicts or related government sanctions, or legislative or regulatory developments; our ability to maintain the security and availability of our solutions; our ability to maintain our money transmission licenses and other regulatory clearances or obtain new licenses and regulatory clearances; our ability to maintain and expand international operations; our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions; and our stock repurchase program, the timing and number of shares of our common stock to be repurchased, and the potential benefits thereof. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our quarterly report on Form 10-Q for the quarter ended September 30, 2026, to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
About Remitly
Remitly is a trusted provider of financial services that transcend borders. With a footprint spanning more than 175 countries, Remitly has built one of the world’s leading global money movement platforms, trusted by millions of customers. Remitly continues to evolve beyond a remittance company into a diversified, cross-border financial services provider, serving both consumers and businesses across a growing set of use cases.

Contacts

Media Inquiries:
press@remitly.com

Investor Relations:
ir@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Revenue	$509,839	$419,494	$1,457,797	$1,192,970
Costs and expenses
Transaction expenses(1)	162,433	146,725	468,547	411,874
Customer support and operations(1)	27,797	26,386	81,247	74,033
Marketing(1)	103,971	91,778	294,721	250,103
Technology and development(1)	80,103	80,421	233,755	231,768
General and administrative(1)	59,403	55,973	170,468	168,383
Depreciation and amortization	6,730	6,434	19,236	18,156
Total costs and expenses	440,437	407,717	1,267,974	1,154,317
Income from operations	69,402	11,777	189,823	38,653
Interest income	1,822	2,066	4,960	5,914
Interest expense	(2,444)	(2,116)	(8,033)	(5,065)
Other income (expense), net	976	696	(275)	(4,023)
Income before (benefit from) provision for income taxes	69,756	12,423	186,475	35,479
(Benefit from) provision for income taxes	2,203	3,594	(136,039)	8,762
Net income	$67,553	$8,829	$322,514	$26,717
Net income per share attributable to common stockholders:
Basic	$0.32	$0.04	$1.52	$0.13
Diluted	$0.30	$0.04	$1.46	$0.12
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	212,747	207,150	211,546	204,549
Diluted	223,553	217,231	220,540	218,228
__________
(1) Exclusive of depreciation and amortization, shown separately.

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
(in thousands)	2026	2025
Assets
Current assets
Cash and cash equivalents	$669,082	$542,426
Disbursement prefunding	287,434	441,335
Customer funds receivable, net	357,108	286,455
Prepaid expenses and other current assets	58,748	45,735
Total current assets	1,372,372	1,315,951
Property and equipment, net	60,914	61,521
Operating lease right-of-use assets	8,114	12,452
Goodwill	54,940	54,940
Intangible assets, net	531	2,125
Other noncurrent assets, net	156,435	11,724
Total assets	$1,653,306	$1,458,713
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$29,436	$28,450
Customer liabilities	213,292	219,667
Short-term debt	2,938	2,821
Accrued expenses and other current liabilities	138,397	141,948
Operating lease liabilities	8,324	6,166
Total current liabilities	392,387	399,052
Operating lease liabilities, noncurrent	25,738	28,135
Long-term debt	—	155,000
Other noncurrent liabilities	8,767	7,737
Total liabilities	426,892	589,924
Commitments and contingencies
Stockholders’ equity
Common stock	21	21
Additional paid-in capital	1,361,869	1,325,520
Accumulated other comprehensive income	2,358	3,596
Accumulated deficit	(137,834)	(460,348)
Total stockholders’ equity	1,226,414	868,789
Total liabilities and stockholders’ equity	$1,653,306	$1,458,713

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025(1)
Cash flows from operating activities
Net income	$322,514	$26,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	37,987	37,049
Deferred income taxes	(144,352)	—
Stock-based compensation expense, net	101,654	113,832
Donation of common stock	2,913	2,724
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(13,418)	(2,962)
Operating lease right-of-use assets	2,349	4,810
Accounts payable	5,244	16,156
Accrued expenses and other liabilities	(3,976)	13,482
Operating lease liabilities	(1,389)	13,364
Net cash provided by operating activities	309,526	225,172
Cash flows from investing activities
Purchases of property and equipment	(8,542)	(23,070)
Capitalized internal-use software costs	(10,393)	(9,338)
Net (originations) collections from consumer receivables	(6,646)	(19,174)
Net cash used in investing activities	(25,581)	(51,582)
Cash flows from financing activities
Proceeds from exercise of stock options	3,066	6,215
Proceeds from issuance of common stock in connection with ESPP	10,635	11,147
Cash paid for repurchase of common stock	(80,012)	(11,876)
Proceeds from revolving credit facility borrowings	8,473,000	4,104,000
Repayments of revolving credit facility borrowings	(8,628,000)	(4,104,000)
Net change in customer funds assets and liabilities	71,297	(49,708)
Taxes paid related to net share settlement of equity awards	(5,565)	(26,111)
Payment of debt issuance costs	—	(3,078)
Net cash used in financing activities	(155,579)	(73,411)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,528)	8,467
Net increase in cash, cash equivalents, and restricted cash	126,838	108,646
Cash, cash equivalents, and restricted cash at beginning of period	544,299	369,817
Cash, cash equivalents, and restricted cash at end of period	$671,137	$478,463
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$669,082	$476,896
Restricted cash included in prepaid expenses and other current assets	805	584
Restricted cash included in other noncurrent assets, net	1,250	983
Total cash, cash equivalents, and restricted cash	$671,137	$478,463
__________
(1) Beginning in the fourth quarter of 2025, the Company changed the presentation of certain cash activity related to customer funds assets and liabilities, which is comprised of disbursement prefunding, customer funds receivable, customer liabilities, and trade settlement liability included within the line item ‘Accrued expenses and other current liabilities’ on the Consolidated Balance Sheets. Certain components of this activity were reclassified from cash flows from operating activities to cash flows from financing activities, reflected within the line item ‘Net change in customer funds assets and liabilities.’

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net income	$67,553	$8,829	$322,514	$26,717
Add:
Interest (income) expense, net	622	50	3,073	(849)
(Benefit from) provision for income taxes	2,203	3,594	(136,039)	8,762
Depreciation and amortization	6,730	6,434	19,236	18,156
Other (income) expense, net	(976)	(696)	275	4,023
Donation of common stock	1,191	858	2,913	2,724
Stock-based compensation expense, net	39,627	39,974	101,654	113,832
Payroll taxes related to stock-based compensation expense, net	1,722	1,642	5,555	6,301
Restructuring and other costs(1)	2,132	496	17,915	3,940
Adjusted EBITDA	$120,804	$61,181	$337,096	$183,606
__________
(1) Restructuring and other costs for the three and nine months ended September 30, 2026 consisted of termination benefits and lease exit and other related costs. Restructuring and other costs for the three and nine months ended September 30, 2025 consisted primarily of termination benefits. These costs are not indicative of ongoing operating performance.

Reconciliation of income from operations to transaction margin dollars and transaction margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Income from operations	$69,402	$11,777	$189,823	$38,653
Add:
Customer support and operations	27,797	26,386	81,247	74,033
Marketing	103,971	91,778	294,721	250,103
Technology and development	80,103	80,421	233,755	231,768
General and administrative	59,403	55,973	170,468	168,383
Depreciation and amortization	6,730	6,434	19,236	18,156
Transaction margin dollars	$347,406	$272,769	$989,250	$781,096

Revenue	$509,839	$419,494	$1,457,797	$1,192,970

Transaction margin	68%	65%	68%	65%

Reconciliation of cash flow from operations to free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$93,014	$89,700	$309,526	$225,172
Less:
Purchases of property and equipment	(1,371)	(4,586)	(8,542)	(23,070)
Capitalized internal-use software costs	(3,862)	(3,326)	(10,393)	(9,338)
Free cash flow	$87,781	$81,788	$290,591	$192,764

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Customer support and operations	$27,797	$26,386	$81,247	$74,033
Excluding: Stock-based compensation expense, net	504	455	1,230	1,164
Excluding: Payroll taxes related to stock-based compensation expense, net	7	5	19	21
Excluding: Restructuring and other costs	33	—	1,677	—
Non-GAAP customer support and operations	$27,253	$25,926	$78,321	$72,848

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Marketing	$103,971	$91,778	$294,721	$250,103
Excluding: Stock-based compensation expense, net	3,218	4,010	10,921	12,884
Excluding: Payroll taxes related to stock-based compensation expense, net	526	271	976	985
Excluding: Restructuring and other costs	—	35	3,688	700
Non-GAAP marketing	$100,227	$87,462	$279,136	$235,534

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Technology and development	$80,103	$80,421	$233,755	$231,768
Excluding: Stock-based compensation expense, net	22,759	24,392	55,856	67,502
Excluding: Payroll taxes related to stock-based compensation expense, net	762	475	3,157	3,341
Excluding: Restructuring and other costs	299	171	5,237	1,553
Non-GAAP technology and development	$56,283	$55,383	$169,505	$159,372

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
General and administrative	$59,403	$55,973	$170,468	$168,383
Excluding: Stock-based compensation expense, net	13,146	11,117	33,647	32,282
Excluding: Payroll taxes related to stock-based compensation expense, net	427	891	1,403	1,954
Excluding: Donation of common stock	1,191	858	2,913	2,724
Excluding: Restructuring and other costs	1,800	290	7,313	1,687
Non-GAAP general and administrative	$42,839	$42,817	$125,192	$129,736